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[LOGO] WorkStream/TM/
       The business of people


                                                                Exhibit No. 99.1

       Deloitte & Touche Names Workstream Inc. to the Technology Fast 500


Ottawa, CANADA, January 29, 2004 - Workstream Inc. (NASDAQ - WSTM), a leading provider of enterprise software and workforce management solutions, today announced that it ranked Number 146 on the 2003 Deloitte Technology 500. The Fast 500 is a ranking of the 500 fastest growing technology companies in North America. Rankings are based on average percentage revenue growth over five years.


"Our broad base of customers across North America, and our dedicated employees have assisted us in achieving this award, " stated Workstream's CEO, Michael Mullarkey. " One of the keys to our success has been to consistently deliver to our customers great products and superior services." "We are very honored to be named to the Fast 500 list, it is a great achievement for us," continued Mullarkey.

"Being one of the 500 fastest growing technology companies in North America is an impressive accomplishment. We commend Workstream Inc. for making the Deloitte Technology Fast 500 with phenomenal growth rate over five years," said Mark A. Evans, national managing partner of Deloitte's Technology, Media & Telecommunications Group.

About Workstream Inc.

Workstream Inc.  (NASDAQ:  WSTM) is a leading  provider of hosted Human Resource
(HR) enterprise software and professional services to the Fortune 2000. Workstream's products streamline the attraction, recruitment and retention of employees for corporations. Workstream has been named to the Deloitte & Touche Fast 50 list of the fastest growing software companies. Through its 12 offices and 170 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Nordstrom, Nike, Home Depot, Samsung, KPMG and Sony Music. For more information visit http:www.workstreaminc.com http://www.workstreaminc.com or call toll free 1-866-470-WORK.

About Deloitte

Deloitte, one of the nation's leading professional services firms, provides audit, tax, financial advisory services and consulting through nearly 30,000 people in more than 80 U.S. cities. The firm is dedicated to helping its clients and its people excel. Known as an employer of choice for innovative human resources programs, Deloitte has been recognized as one of the "100 Best Companies to Work For in America" by Fortune magazine for six consecutive years. "Deloitte" refers to Deloitte & Touche LLP and affiliated entities. Deloitte is the US member firm of Deloitte Touche Tohmatsu. Deloitte Touche Tohmatsu is a Swiss Verein (association), and, as such, neither Deloitte Touche Tohmatsu nor any of its member firms has any liability for each other's acts or omissions. Each of the member firms is a separate and independent legal entity operating under the name "Deloitte," "Deloitte & Touche," "Deloitte Touche Tohmatsu" or other related names. The services described herein are provided by the US member firm and not by the Deloitte Touche Tohmatsu Verein. For more information, please visit Deloitte's web site at www.deloitte.com/us.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:

Investor Relations:
Tammie Brown
Workstream Inc,
Tel: 877-327-8483 ext 263
Email: Tammie.brown@workstreaminc.com